Exhibit 99.1

Press Release            Source: PacificNet, Inc.

PacificNet Sells One VAS Subsidiary Company for US$6 Million
Friday May 4, 10:13 am ET

Another effort to Simplify Company's strategy and focus on gaming and CRM

BEIJING, China, May 4 /Xinhua-PRNewswire/ -- PacificNet, Inc. (NasdaqGM: PACT), a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China, announced today that it has entered into a definitive agreement to sell its entire interest (51% ownership) in Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G"), a leading Value-Added Services (VAS) internet company in China, to HeySpace International Limited ("HeySpace Group"). The sale price for PacificNet's 51% ownership in Guangzhou 3G is US$6 million to be paid in cash in 5 installments over 7 months. PacificNet acquired 51% controlling interest in Guangzhou 3G in March of 2005 for US$5.5 million consideration which was paid partially in cash and mostly in PACT stock.

HeySpace International Limited (www.HeySpace.com , www.169.net) is a leading social network services (SNS) and virtual community service provider in China, and an integrated Internet and mobile entertainment media platform base on Web2.0 technology. Based in Guangzhou and Hong Kong, HeySpace is in the process of building one of the largest lifestyle and community destinations in China.

"This strategic sale made business sense and was in line with our new focus on gaming," said Tony Tong, CEO of PacificNet. "As we stated previously in our conference calls, PacificNet will continue to seek strategic alternatives for our legacy businesses while focusing on gaming and CRM going forward. We will continue to explore strategic sale of our legacy businesses including our other value-added service units, mobile e-commerce distribution and telecom units. This sale represents one more step in that progression and we are very happy to announce the positive terms of this sale to our shareholders as we believe this will help to improve PacificNet's balance sheet by converting goodwill into cash. Our goal is to streamline our operation, downsize the non-performing legacy operations, and simplify our business strategy with an emphasis on our new focus on gaming technology development."

About PacificNet

PacificNet Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile Internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,400 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and is headquartered in Beijing and Hong Kong.

PacificNet Games Limited (PacGames), is a leading provider of Asian multi- player electronic gaming machines, gaming technology solutions, gaming related maintenance, IT and distribution services for the leading hotel, casino and slot hall operators based in Macau, China and other Asian gaming markets. PacGames is a leading developer of electronic versions of popular table games which are less expensive to run resulting in higher casino profits with great appeal to the mass market players. The growing market in Macau is for Asian table games such as Baccarat, Roulette, Fan Tan, Fish-Prawn-Crab and Sic-Bo Cussec as these games have wider acceptance in the Asian market than Western games such as poker or slots. The development, manufacturing, maintenance, and service of electronic Asian table games are underserved areas which are predicted to grow considerably as Macau's gaming market matures. PacGames products include multi-play electronic gaming machines such as Baccarat, Fish- Prawn-Crab, Sib-Bo Cussec, Roulette, and Video Lottery Terminals (VLT) such as Keno and Bingo, as well as other traditional slot machines.

Take1 Technologies (http://www.take1technologies.com), a member of PacificNet group, is in the business of designing and manufacturing electronic multimedia entertainment kiosks, coin-op kiosks and machines, electronic gaming machines (EGM), bingo and slot machines, AWP (Amusements With Prizes) games, server-based downloadable games systems, and Video Lottery Terminals (VLT) such as Keno and Bingo machines, including hardware, software, client- server systems and cabinets. Take1 is a leading designer, developer and manufacturer of multimedia entertainment and communication kiosk products including photo and video entertainment kiosks, digital camera photo development stations, multimedia messaging services (MMS) and mobile content download stations for mobile phones, and other coin-operated peripherals and consumables. Take1 Technologies is based in Hong Kong and markets and distributes its products around the world including the USA, Canada, Mexico, Europe, China, and Southeast Asia.

Recently, Macau has become the largest and fastest-growing gaming markets in the world, and just recently surpassed the Las Vegas Strip in total revenues. According to recent statistics provided by Macau government, in 2006, Macau's gaming revenues exceeded US$7 billion (MOP 56.2 billion patacas), surpassing the Las Vegas Strip gaming revenues of US$6.6 billion. Macau borders Zhuhai City of Guangdong Province of China, one of the country's wealthiest and most developed regions and is an hour away from Hong Kong via ferry. In 2006, the number of tourists visiting Macau reached an all-time record of 22 million, an increase of 17 percent compared with 2005, of which 55% or 12 million visitors were from mainland China. At the end of 2006, there were 22 casinos, 83 hotels and similar establishments in Macau with close to 13,000 rooms. By 2010, the number of tourists is expected to nearly double to nearly 30 million visitors per year. Approximately one billion people live within a three-hour flight of Macau. Numerous hotel, gaming, and other projects are in the works in Macau which are expected to add over 10,000 guest rooms and over 20,000 live entertainment seats in eight separate venues. The number of hotel-casinos in operation and in development in Macau continues to grow, including well-known Chinese names such as Galaxy and Melco, and famous Las Vegas names such as the Sands, the Venetian, and the newly opened Wynn Resort, which celebrated its grand opening on September 6. With the disposable income of the average Chinese on the rise, Macau's gaming and entertainment market is expected to grow for years to come. Macau is the only area in China where gambling is legal.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office:
Jacob Lakhany, Tel: +1-605-229-6678

PacificNet Beijing office:
Ada Yu, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District,
Beijing, China 100028

PacificNet Shenzhen Office:
Tel: +86 (10) 33222088
Room 4203, JinZhongHuan Business Center, Futian District,
Shenzhen, China 518040

Source: PacificNet, Inc.